                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 31, 2000

                       COTTON VALLEY RESOURCES CORPORATION
                      -------------------------------------

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     0-28814
                            ------------------------
                            (COMMISSION FILE NUMBER)



    YUKON TERRITORY, CANADA                              98-0164357
-------------------------------             ------------------------------------
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)


      3300 BANK ONE CENTER, 100 N. BROADWAY, OKLAHOMA CITY, OKLAHOMA 73102
      --------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (405) 606-8500

                                       N/A
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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ITEM 5.  OTHER EVENTS.

         Cotton Valley Resources Corporation (the "Registrant") held its Annual Meeting of Stockholders on February 28, 2000, in Oklahoma City, Oklahoma. At the meeting, the stockholders:

         (a) Approved the election of Messrs. Jack E. Wheeler, James E. Hogue, Wayne T. Egan, Randall B. Kahn and Ms. Ann Holland as directors of the Registrant;

         (b) Approved the appointment of Lane Gorman Trubitt, L.L.P. as the independent auditor of the Registrant for its fiscal year ending June 30, 2000;

         (c) Approved the exercise of special warrants to acquire 21,230,897 shares of Common Stock of the Registrant regarding its completion of the acquisition of 50% of the issued and outstanding shares of East Wood Venture, Inc.;

         (d) Approved the amendment to its 1997 stock compensation plan to increase the maximum number of shares of Common Stock reserved for issuance from 1,400,000 shares to 8,000,000 shares of the Registrant;

         (e) Approved future private placements of the Common Stock of Registrant for the purposes of acquisitions and of additional funding of the Registrant upon the consent of 75% of the Directors of the Registrant; and

         (f) Approved the change of the name of the Registrant from "Cotton Valley Resources Corporation" to "Aspen Group Resources Corporation". On March 2, 2000, the Registrant filed an amendment to its Articles of Amalgamation in Yukon Territory, Canada, and changed its corporate name effective as of such date.

ITEM 7.  EXHIBITS.

                  (a) Amendment to Articles of Amalgamation.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: APRIL 10, 2000         COTTON VALLEY RESOURCES CORPORATION


                             By:   /s/  Jack E. Wheeler
                                 -----------------------------------------------
                                        Jack E. Wheeler, Chief Executive Officer


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